UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2014

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Exchange Agreement for Lexington, Kentucky Territory Expansion. On October 17, 2014, Coca-Cola Bottling Co. Consolidated (the “Company”), certain of the Company’s wholly-owned subsidiaries identified on the signature pages thereto and Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly owned subsidiary of The Coca-Cola Company, entered into an Asset Exchange Agreement filed as Exhibit 2.1 hereto (the “Asset Exchange Agreement”), pursuant to which the parties have agreed to exchange certain assets of CCR relating to the marketing, promotion, distribution and sale of Coca-Cola and other beverage products in the territory currently served by CCR’s facilities and equipment located in Lexington, Kentucky (the “CCR Territory”) including the rights to produce such beverages in the CCR Territory (the “CCR Business”) for certain assets of the Company relating to the marketing, promotion, distribution and sale of Coca-Cola and other beverage products in the territory currently served by the Company’s facilities and equipment located in Jackson, Tennessee (the “CCBCC Territory”) including the rights to produce such beverages in the CCBCC Territory (the “CCBCC Business”). A copy of the Company’s news release announcing the signing of a definitive agreement for this territory exchange transaction, which is expected to close in the first half of 2015 and is the latest phase of the proposed franchise territory expansion described in the non-binding letter of intent entered into by the Company and The Coca-Cola Company in April 2013 (the “LOI”), is filed as Exhibit 99.1 hereto.

Subject in each case to certain adjustments as set forth in the Asset Exchange Agreement, (i) the aggregate value of the CCBCC Business in the CCBCC Territory is approximately $27.3 million, provided that the base value of the assets to be exchanged by the Company after deducting the value of certain retained assets and retained liabilities is approximately $26.5 million and (ii) the aggregate value of the CCR Business in the CCR Territory is approximately $37.8 million, provided that the base value of the assets to be exchanged by CCR after deducting the value of certain retained assets and retained liabilities is approximately $36.2 million. To the extent that the value of the assets to be acquired by the Company under the Asset Exchange Agreement is not equal to the value of the assets to be acquired by CCR under the Asset Exchange Agreement, as finally determined thereunder, either CCR or the Company will be obligated to make a cash payment to the other party equal to the difference. Under the Asset Exchange Agreement, CCR has agreed to assume certain liabilities and obligations of the Company relating to the CCBCC Business and the Company has agreed to assume certain liabilities and obligations of CCR relating to the CCR Business.

The Asset Exchange Agreement contains customary representations, warranties, covenants and agreements, including, among other things, covenants of CCR and the Company regarding the conduct of the CCR Business and the CCBCC Business, respectively, prior to the closing of the transactions contemplated by the Asset Exchange Agreement. It also includes customary termination rights for both the Company and CCR, including the right, subject to certain conditions, to terminate the Asset Exchange Agreement if the closing of the transactions contemplated thereby has not occurred on or prior to September 30, 2015.

The representations and warranties of the Company and CCR will survive for 18 months following the closing date of the transactions contemplated by the Asset Exchange Agreement, except that the parties’ respective representations and warranties relating to incorporation, authority, no conflicts, CCR’s title to the exchanged assets and broker fees will not expire, the parties’ respective representations and warranties with respect to environmental matters will survive for five years following such closing date and the parties’ respective representations and warranties with respect to employee benefits matters and tax matters will survive for three years following such closing date. CCR is obligated to indemnify and defend the Company for losses in connection with (i) inaccuracies or breaches of representations or warranties (subject to certain customary limitations), (ii) breaches of covenants, (iii) claims relating to the ownership, operation or use of the transferred assets received from the Company or the operation of the

CCBCC Business to the extent relating to post-closing events, occurrences or actions, (iv) liabilities of the CCR Business retained by CCR and (v) liabilities of the CCBCC Business assumed by CCR. The Company is obligated to indemnify and defend CCR for losses in connection with (i) inaccuracies or breaches of representations or warranties (subject to certain customary limitations), (ii) breaches of covenants, (iii) claims relating to the ownership, operation or use of the transferred assets received from CCR or the operations of the CCR Business to the extent relating to post-closing events, occurrences or actions, (iv) liabilities of the CCBCC Business retained by the Company and (v) liabilities of the CCR Business assumed by the Company.

Consummation of the transactions contemplated by the Asset Exchange Agreement is subject to a number of conditions precedent, including, among others: (i) the absence of any law or governmental order precluding the consummation of the transactions contemplated by the Asset Exchange Agreement and the absence of any governmental proceeding seeking such an order, (ii) the receipt of any required governmental consents, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, (iv) the receipt and delivery of certain third party consents, (v) agreement upon matters related to the financial methodology underlying certain financial information, (vi) the receipt of a private letter ruling from the Internal Revenue Service to the effect that the franchise rights being transferred by CCR and the franchise rights being transferred by the Company are of like kind under Section 1031(a) of the Internal Revenue Code, (vii) agreement upon matters related to the age and condition of certain fleet assets and vending equipment to be transferred at the closing, (viii) no material adverse effect having occurred with respect to the CCR Business or the CCBCC Business, (ix) the continued accuracy of the representations and warranties given by CCR and the Company (subject to certain qualifications), and (x) the execution of certain agreements or other documents regarding (A) employee matters, (B) transition services to be provided by CCR to the Company (if necessary), (C) the supply of finished goods by CCR to the Company, (D) logistics and transportation services to be provided by the Company to CCR and (E) the delivery by CCR of confirmation of certain marketing funding support arrangements. There can be no assurances that these future events will occur or that these conditions will be satisfied, or if not satisfied, waived at closing.

The Company and CCR will not enter into a comprehensive beverage agreement for the CCR Territory at the closing of the transactions contemplated by the Asset Exchange Agreement; rather the exchanged assets to be received by the Company will include CCR’s rights under existing bottling agreements to produce, promote, market, distribute and sell beverages bearing trademarks of The Coca-Cola Company (“TCCC Beverages”) or of other third parties to the extent relating to the CCR Business in the CCR Territory.

While no production facilities of any of the parties are being exchanged pursuant to the Asset Exchange Agreement, the Asset Exchange Agreement provides that the Company will enter into a Finished Goods Supply Agreement with CCR, pursuant to which the Company will purchase from CCR substantially all of the Company’s requirements in the CCR Territory for TCCC Beverages and expressly permitted existing cross-licensed brands.

Balance of Proposed Territory Expansion. While the Company is preparing to close the transactions contemplated by the Asset Exchange Agreement, the Company is continuing to work towards a definitive agreement or agreements with The Coca-Cola Company for the remainder of the proposed franchise territory expansion described in the LOI, including Cleveland and Cookeville, Tennessee, Louisville, Paducah and Pikeville, Kentucky, and Evansville, Indiana. There is no assurance, however, that the parties will enter into such an agreement or agreements.

Description of Asset Exchange Agreement is Qualified by Full Text. The foregoing description of the Asset Exchange Agreement is only a summary and is qualified in its entirety by reference to the full text of the agreement (and any exhibits thereto), which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates.

The Coca-Cola Company also owns approximately 35% of the outstanding common stock of the Company, which represents approximately 5.0% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 31, 2014.

The Asset Exchange Agreement was entered into following review and approval of the agreement and the terms and conditions of the transactions contemplated by such agreement initially by the Audit Committee of the Company’s Board of Directors and subsequently by the Company’s Board of Directors (with The Coca-Cola Company’s designee not participating or voting).

Important Warning Regarding the Information in the Asset Exchange Agreement and Exhibits Thereto. The Asset Exchange Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information with respect to the Company, CCR or The Coca-Cola Company. There are representations and warranties contained in the Asset Exchange Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of such agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms (including qualification by disclosures that are not necessarily reflected in the agreement). Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors should read the Asset Exchange Agreement and the exhibits thereto, together with the other information concerning the Company, CCR and The Coca-Cola Company that each company or its affiliates publicly files in reports and statements with the Commission.

Item 8.01.	Other Events

On October 20, 2014, the Company issued a press release announcing that it had entered into the Asset Exchange Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Incorporated By Reference To

2.1+	Asset Exchange Agreement, dated October 17, 2014 by and among Coca-Cola Refreshments USA, Inc., Coca-Cola Bottling Co. Consolidated and certain of Coca-Cola Bottling Co. Consolidated’s wholly-owned subsidiaries identified on the signature pages thereto.	Exhibit 99.2 to Schedule 13D/A filed October 20, 2014 with the Securities and Exchange Commission by The Coca-Cola Company and other reporting persons with respect to their ownership of the Company’s Common Stock.

99.1	Press Release, dated October 20, 2014.	Filed herewith.

+	Certain schedules and similar supporting attachments to the Asset Exchange Agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: October 20, 2014	By:	/s/ James E. Harris
James E. Harris
Senior Vice President, Shared Services and
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: October 17, 2014	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

2.1+	Asset Exchange Agreement, dated October 17, 2014 by and among Coca-Cola Refreshments USA, Inc., Coca-Cola Bottling Co. Consolidated and certain of Coca-Cola Bottling Co. Consolidated’s wholly-owned subsidiaries identified on the signature pages thereto.	Exhibit 99.2 to Schedule 13D/A filed October 20, 2014 with the Securities and Exchange Commission by The Coca-Cola Company and other reporting persons with respect to their ownership of the Company’s Common Stock.

99.1	Press Release, dated October 20, 2014.	Filed herewith.

+	Certain schedules and similar supporting attachments to the Asset Exchange Agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Commission upon request.